UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2016

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55261	46-4527741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4315 South Drive
Houston, Texas	77053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 237-8880

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2016 (after the expiration of a 7 day revocation period), Glori Energy Inc. (the “Company”) amended its employment agreement with Victor M. Perez, Chief Financial Officer of the Company (the “Perez Amendment”) and its employment agreement with Dr. Michael Pavia, Chief Technology Officer of the Company (the “Pavia Amendment” and together with the Perez Amendment, the “Amendments”). Pursuant to the Amendments, the Company agreed to pay Mr. Perez and Dr. Pavia (collectively, the “Executives” or individually, an “Executive”) each an amount equal to one-half of the severance pay that such Executive would have received under their respective employment agreement with the Company had they been terminated (the “Retention Payment”) in exchange for each Executive’s release of all claims to any additional severance payments. Each Executive agreed that, if he separates from employment with the Company under certain circumstances and prior to December 31, 2016, such Executive will repay the full amount of the Retention Payment to the Company.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORI ENERGY INC.
(Registrant)

October 20, 2016	/S/ VICTOR M. PEREZ
(Date)	Victor M. Perez
Chief Financial Officer